UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 26, 2005

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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)

001-31303 (Commission File Number) 625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	46-0458824 (IRS Employer Identification No.) 57709-1400 (Zip Code)

605.721.1700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Compensation of Non-Employee Directors

On May 26, 2005, the Board of Directors of Black Hills Corporation approved revised compensation arrangements for non-employee directors. Director compensation is established by the Board of Directors and periodically reviewed. The Board of Directors believes the revised compensation arrangements are commensurate with those of similar companies and better align director and shareholder interests.

Effective June 1, 2005 each non-employee director will receive an annual cash retainer of $28,000, payable on a monthly basis and will receive common stock equivalents equal to $28,000 per year pursuant to the Third Amendment to the Outside Directors Stock Based Compensation Plan which is filed as an exhibit to this filing and incorporated herein by reference. The common stock equivalents are payable in stock or cash at retirement or can be deferred at the election of the Director. It is the Board of Directors’ intention that, in the future, all Directors’ compensation will be divided equally between cash and equity.

The Directors also approved a meeting fee of $1,250 per meeting. The Lead Director and Committee Chairpersons will continue to receive an additional annual retainer fee of $8,000 and $4,000, respectively.

Item 9.01    Financial Statements and Exhibits

(c)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Title of Document

10.1	Third Amendment to the Outside Directors Stock Based Compensation Plan

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies Mark T. Thies Executive Vice President and Chief Financial Officer

Date: June 2, 2005

Exhibit Index

Exhibit Number	Title of Document

10.1	Third Amendment to the Outside Directors Stock Based Compensation Plan